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                                                                  Exhibit 21.1


                                   EXHIBIT D

                          Subsidiaries of the Company

Brandywine Operating Partnership, a Delaware limited partnership

Witmer Operating Partnership I, L.P., a Delaware limited partnership

Fifteen Horsham, L.P., a Pennsylvania limited partnership

C/N Oaklands Limited Partnership I, a Pennsylvania limited partnership

Newtech IV Limited Partnership, a Pennsylvania limited partnership

Newtech III Limited Partnership, a Pennsylvania limited partnership

LC/N Keith Valley Limited Partnership I, a Pennsylvania limited partnership

LC/N Horsham Limited Partnership, a Pennsylvania limited partnership

Nichols Lansdale Limited Partnership III, a Pennsylvania limited partnership

C/N Leedom Limited Partnership II, a Pennsylvania limited partnership

C/N Oaklands Limited Partnership III, a Pennsylvania limited partnership

Iron Run Limited Partnership V, a Pennsylvania limited partnership

C/N Iron Run Limited Partnership III, a Pennsylvania limited partnership

Brandywine TB I, L.P., a Pennsylvania limited partnership

Brandywine TB II, L.P., a Pennsylvania limited partnership

Brandywine TB III, L.P., a Pennsylvania limited partnership

Brandywine Dominion, L.P., a Pennsylvania limited partnership

Brandywine P.M., L.P., a Pennsylvania limited partnership

Brandywine I.S., L.P., a Pennsylvania limited partnership

Brandywine F.C., L.P., a Pennsylvania limited partnership

Brandywine Norriton, L.P., a Pennsylvania limited partnership

Brandywine Realty Partners, a Pennsylvania general partnership

Brandywine Holdings I, Inc., a Pennsylvania corporation

Brandywine Holdings II, Inc., a Pennsylvania corporation



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Brandywine Holdings III, Inc., a Pennsylvania corporation

Brandywine Realty Services Corporation, a Pennsylvania corporation

Brandywine Main Street, LLC, a Delaware limited liability company

Brandywine Acquisitions, LLC, a Delaware limited liability company

1100 Brandywine, LLC, a Delaware limited liability company

Brandywine Leasing, LLC, a Delaware limited liability company

Brandywine Trenton Urban Renewal, LLC, a Delaware limited liability company

Brandywine New Brunswick Urban Renewal, LLC, a Delaware limited liability company

Brandywine TB I, LLC, a Pennsylvania limited liability company

Brandywine TB II, LLC, a Pennsylvania limited liability company

Brandywine TB III, LLC, a Pennsylvania limited liability company

Brandywine Witmer, LLC, a Pennsylvania limited liability company

Brandywine Dominion, LLC, a Pennsylvania limited liability company

Brandywine P.M., LLC, a Pennsylvania limited liability company

Brandywine I.S., LLC, a Pennsylvania limited liability company

Brandywine F.C., LLC, a Pennsylvania limited liability company

Brandywine Norriton, LLC, a Pennsylvania limited liability company

Christiana Center Operating Company I, LLC, a Delaware limited liability company

Christiana Center Operating II, LLC, a Delaware limited liability company

Four Tower Bridge Associates, a Pennsylvania limited partnership

Five Tower Bridge Associates, a Pennsylvania limited partnership

Plymouth Meeting General Partnership, a Pennsylvania general partnership

1000 Chesterbrook Boulevard Partnership, a Pennsylvania general partnership

Interstate 202 General Partnership, a Pennsylvania general partnership